UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1900 Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(716) 371-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On June 26, 2025 (the “Effective Date”), Elevation Oncology, Inc. (the “Company”) entered into a Mutual Release and Termination Agreement (the “Termination Agreement”) with CSPC Megalith Biopharmaceutical Co., Ltd. (“CSPC”), pursuant to which that certain License Agreement, dated July 27, 2022, by and between the Company and CSPC (the “License Agreement”) was terminated as of the Effective Date.

Pursuant to the License Agreement, CSPC granted to the Company a worldwide exclusive right and license (outside of the People’s Republic of China, Hong Kong, Macau and Taiwan) under certain patents identified in the License Agreement and know-how to develop and commercialize products containing EO-3021, a Claudin 18.2 antibody-drug conjugate, in the treatment of cancer. As previously disclosed, on March 20, 2025, the Company announced its election to discontinue development of EO-3021.

Upon termination of the License Agreement, the rights and licenses granted to the Company thereunder from CSPC terminated, and all rights, title and interest in and to the licensed intellectual property under the License Agreement reverted to CSPC. The Termination Agreement includes a customary mutual release of claims and provides that no further payments shall be due between the Company and CSPC under the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVATION ONCOLOGY, INC.

Date: July 2, 2025	By:	/s/ Tammy Furlong
Tammy Furlong
President, Interim Chief Executive Officer, and Chief Financial Officer